SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 23, 2005
                 Date of Earliest Event Reported: March 3, 2005

                         WORLD WASTE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                   California
                 (State or Other Jurisdiction of Incorporation)

        1-11476                                        95-3977501
------------------------                   -------------------------------------
(Commission File Number)                   (I.R.S.  Employer Identification No.)

13520 Evening Creek Drive, Suite 130, San Diego, California              92128
-----------------------------------------------------------           ----------
        (Address of Principal Executive Offices)                      (Zip Code)

                                 (858) 391-3400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On March 17, 2005, World Waste of America, Inc., a wholly-owned subsidiary of World Waste Technologies, Inc. ("WWT"), amended its lease with Taormina Industries, LLC (the "Amendment"). The Amendment allows WWT an additional 180 days to obtain all necessary approvals from Taormina Industries, LLC for the construction, alteration, use and occupancy of the leased premises and to complete the alterations and improvements to the leased premises.

In connection with a private placement of securities in which World Waste Technologies, Inc. ("WWT") raised gross proceeds of $897,000, WWT entered into a Subscription Agreement, a Registration Rights Agreement and a Warrant Agreement with twenty-three accredited investors (individually an "Investor," collectively the "Investors") on the following dates and in the following amounts: six investors on March 3, 2005 purchased a total of 94,000 Units; three investors on March 4, 2005 purchased a total of 88,000 Units; four investors on March 9, 2005 purchased 32,000 Units; and ten investors on March 15, 2005 purchased a total of 144,800 Units. Under the terms of the Subscription Agreements, WWT issued the unregistered securities described in Item 3.02 at a purchase price of $2.50 per Unit. Under the terms of the Warrant Agreement, WWT issued the unregistered securities described in Item 3.02 at an exercise price of $0.01 per share. See
Item 3.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01. Under the Registration Rights Agreement, WWT has agreed to register sales by the Investors and the Investors' transferees of the shares acquired by the Investors in this private placement, under the Securities Act of 1933, as amended. Subject to limitations specified in this agreement, these registration rights include:

      o an unlimited number of piggyback registration rights that require WWT to register sales of a holder's shares when it undertakes a public offering and certain other types of offerings, subject to the discretion of the managing underwriter of the offering, if any, to decrease the amount that holders may register; and

      o within ninety (90) days of the closing of the private placement, WWT's agreement to use its commercially reasonable efforts to file and prepare a registration statement on Form SB-2 or Form S-3 to register the resale of the holder's shares.

WWT has agreed to bear all registration expenses if these registration rights are exercised, other than the fees of more than one legal counsel to the holders, legal fees in excess of $10,000, and any underwriting fees, discounts and commissions, all of which expenses will be borne by the holders. These registration rights terminate as to a holder's shares when that holder is able to sell those shares in a three month period pursuant to Rule 144 of the Securities Act of 1933.

The Warrant Agreement and the Warrant (the "Warrants") require, upon exercise, WWT to issue, in aggregate, up to 89,700 shares of Common Stock. The Warrants expire five years after the date of the sale of the Units and are exercisable at $0.01 per share, subject to adjustment.

Item 3.02. Unregistered Sales of Equity Securities.

On the dates below, WWT sold, in the aggregate, 358,800 Units, each Unit comprised of one (1) share of common stock of WWT ("Common Stock") and a Warrant exercisable for 0.25 share of Common Stock, in private transactions to twenty-two accredited investors. The consideration paid for the Units was $2.50 per Unit, for aggregate gross proceeds to WWT of $897,000. A commission of $65,950 and warrants to purchase up to 35,880 shares of WWT common stock, exercisable for seven years at an exercise price of $2.50 per share were paid to Chadbourn Securities, Inc., an NASD broker dealer, and Laird Q. Cagan, a significant shareholder of WWT and a registered representative of Chadbourn Securities, Inc. (collectively, the "Placement Agent") in connection with the private placement.

The Warrants are exercisable for five years from the date of sale of the Units at an exercise price of $0.01 per share. All of the Investors have exercised the Warrants and the Company issued 89,700 shares of Common Stock pursuant to the exercises.

WWT issued and sold the foregoing securities pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.                    Description
-----------                    -----------

   10.1     Form of Subscription Agreement

   10.2     Form of Registration Rights Agreement

   10.3     Form of Warrant Agreement and Warrant

   10.4 Amendment No. 1 to Lease Agreement by and between the Company and Taormina Industries LLC, dated March 17, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        WORLD WASTE TECHNOLOGIES, INC.


                                        By: /s/ Thomas L. Collins
                                           -------------------------------------
                                           Thomas L. Collins
                                           Chief Executive Officer

Date: March 23, 2005

                                  EXHIBIT INDEX

Exhibit No.                    Description
-----------                    -----------

   10.1     Form of Subscription Agreement

   10.2     Form of Registration Rights Agreement

   10.3     Form of Warrant Agreement and Warrant

   10.4 Amendment No. 1 to Lease Agreement by and between the Company and Taormina Industries LLC, dated March 17, 2005.